SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
               __________________________________________________

                                   FORM 8-K
                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Earliest Event Reported: October 28, 1996


                               THC HOMECARE, INC.
           (Exact name of registrant as specified in its charter)


       Utah                   1-11534                      48-1092064
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer
                                                     Identification No.)


                       215 South State Street, Suite 535
                           Salt Lake City, Utah 84111
                  ____________________________________________
                    (Address of Principal Executive Offices)


                                (801) 532-7525
                 (Issuer's Telephone Number, Including Area Code)

                                Medmarco, Inc.
                    --------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     On October 28, 1996, the Registrant filed articles of amendment officially changing its name to THC HomeCare, Inc. The amendment for the change of name was approved October 25, 1996 by vote of a majority of the issued and outstanding shares of the Company at the Company's annual meeting of shareholders.

Exhibits

     Attached hereto as an Exhibit to this Current Report is a copy of the Articles of Amendment to the Registrant's Articles of Incorporation, as filed on October 28, 1996 with the State of Utah.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THC HOMECARE, INC.

                              By: /s/ Thomas O. Bushell
                             Thomas O. Bushell, President/CEO






Dated: October 28, 1996

ATTACHMENT:

                ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                                        OF

                                    MEDMARCO, INC.

     Pursuant to the Utah Revised Business Corporation Act, as amended (the "Act"), Medmarco, a Utah corporation (the "Corporation"), hereby amends its Articles of Incorporation as provided in these Articles of Amendment:

     1.     The name of the Corporation is Medmarco, Inc.
     2. The Corporation's Articles of Incorporation are hereby amended as follows:

                                       ARTICLE I

     Name of Corporation  The Name of the Corporation is THC HomeCare, Inc.

      No other change is made to the Articles of Incorporation, as heretofore amended.

     The foregoing amendment to the Articles of Incorporation was adopted by vote of the holders of a majority of the Corporation's common shares issued and outstanding and entitled to vote pursuant to a meeting of the shareholders held October 25, 1996. A total of 3,983,909 shares were issued and outstanding as of the record date of such meeting and entitled to vote thereon. A total of 2,288,327 shares were represented in person or by proxy at the meeting, constituting a quorum for purposes of convening the meeting.
A total of 2,260,727 shares voted for the amendment and a total of 22,500 shares voted against the amendment. A total of 5,100 shares abstained from voting on the matter.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, executes these Articles of Amendment to the Articles of Incorporation, this 25th day of October, 1996.

                    MEDMARCO, INC.

                    By: /s/ Thomas O. Bushell, President